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                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     13-2518270
(State or other jurisdiction                                 (I.R.S. Employer
of organization or incorporation)                            Identification No.)

150 GLOVER AVENUE, NORWALK, CONNECTICUT                      06856
(Address of principal                                        (Zip Code)
executive offices)

                         1993 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the plan)

                                Thomas R. Bremer
                    Senior Vice President and General Counsel
                       United States Surgical Corporation
                                150 Glover Avenue
                           Norwalk, Connecticut 06856

                                 (203) 845-1000
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                       PROPOSED                 PROPOSED
                                                       MAXIMUM                  MAXIMUM
  TITLE OF                     AMOUNT                  OFFERING                 AGGREGATE            AMOUNT OF
  SECURITIES TO BE             TO BE                   PRICE                    OFFERING             REGISTRATION
  REGISTERED                   REGISTERED              PER SHARE*               PRICE*               FEE*
-----------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $ .10 PER SHARE              2,000,000 SHARES        $33.25                   $66,500,000          $20,151.52
-----------------------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457 only for purposes of calculating the registration fee, based upon the average of the high and low price per share on June 5, 1997, as reported by the New York Stock Exchange.

         There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Plan.

         This registration statement relates to the registration of additional securities of the same class for which registration statements filed on Form S-8 relating to the 1993 Employee Stock Option Plan (Registration No. 33-59278 and Registration No. 33-53825) are effective. The contents of the earlier registration statements (Registration No. 33-59278 and Registration No. 33-53825: Commission file number 1-9776) are incorporated by reference in this registration statement.


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Item 8.  Exhibits.

         (4)      (a)      Certificate of Incorporation filed March 14, 1990.
                           Exhibit 3 (a) to registrant's Form 8-B declared effective August 3, 1990.*

                  (b) 1993 Employee Stock Option Plan filed with registrant's Form 10-K for the year ending December 31,1996.*

         (5)               Opinion of Thomas R. Bremer - Filed herewith.

         (15)              Letter re unaudited interim financial informtion -
                           Filed herewith.

         (23)     (a)      Consent of Deloitte & Touche LLP- Filed herewith.

                  (b)      Consent of Thomas R. Bremer - Included in Exhibit 5.

         (24)              Power of Attorney- Filed herewith.

-------------------------------
         * Previously filed as indicated and incorporated by reference. Exhibits incorporated by reference are located in S.E.C. File No. 1- 9776.
-------------------------------



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                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on the 10th day of June, 1997.

                       UNITED STATES SURGICAL CORPORATION
                                  (Registrant)

                                    By: /s/ Thomas R. Bremer
                                        -------------------------------------
                                    Thomas R. Bremer
                                    Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                              DATE
---------                           -----                              ----

* _____________________  Chairman of the Board,                    June 10, 1997
(Leon C. Hirsch)           and Chief Executive Officer
                           (Principal Executive Officer)
                           and Director

*______________________  Director                                  June 10, 1997
(Julie K. Blake)


*______________________  Director                                  June 10, 1997
(John A. Bogardus, Jr.)

*_______________________ Director                                  June 10, 1997
(Thomas R. Bremer)

*_______________________ Director                                  June 10, 1997
(Turi Josefsen)

*_______________________ Director                                  June 10, 1997
(Douglas L. King)

*_______________________ Director                                  June 10, 1997
(William F. May)

_______________________  Director
(James R. Mellor)

*_______________________ Director                                  June 10, 1997
(Barry D. Romeril)

*_______________________ Director                                  June 10, 1997
(Howard M. Rosenkrantz)


                                       2

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SIGNATURE                           TITLE                              DATE
---------                           -----                              ----


*_______________________ Director                                  June 10, 1997
(Marianne Scipione)

*_______________________ Director                                  June 10, 1997
(John R. Silber)

*_______________________ Senior Vice President and                 June 10, 1997
(Richard A. Douville)      Chief Financial Officer
                           (Principal Financial Officer)

*_______________________ Vice President and Controller             June 10, 1997
(Joseph C. Scherpf)        (Principal Accounting Officer)


*By Power of Attorney



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                                 EXHIBIT INDEX



Exhibit No.     Item                                                    Location


     5          Opinion of Thomas R. Bremer

     15         Letter re unaudited interim financial information

     23(a)      Consent of Deloitte & Touche LLP

     24         Power of Attorney